Exhibit 4.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME, JUNE 30, 2012

WARRANT

For the Purchase of

_______ Shares of Common Stock

 of

AVANTAIR, INC.

1	Warrant.

THIS CERTIFIES THAT, for good and valuable consideration, duly paid by or on behalf of _____________________ (“Holder”), as registered owner of this Warrant, to Avantair, Inc. (“Company”), Holder is entitled, subject to the provisions of paragraph 2 hereof, at any time or from time to time at or before 5:00 p.m., Eastern Time June 30, 2012 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to _______ shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.  This Warrant is initially exercisable at $4.00 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified.  The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock.  The term “Securities” shall mean the shares of Common Stock issuable upon exercise of this Warrant.  This Warrant is a part of a series of identical Warrants being issued in an offering of Units by the Company pursuant to a securities purchase agreement of even date herewith (“Purchase Agreement”).  All terms herein that are not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.  The Warrant Shares issuable upon exercise of this Warrant are to be registered for resale under the Securities Act pursuant to a registration statement to be filed in accordance with a registration rights agreement, of even date herewith, by and among the Company and the Purchasers (“Registration Statement”).

2	Exercise.

.1           Exercise.  In order to exercise this Warrant, the exercise form attached hereto as Exhibit “A” must be duly executed, completed and delivered to the Company with this Warrant to its principal office and payment of the Exercise Price for the Securities being purchased in cash by wire transfer as indicated by the Company (unless exercised on a “cashless basis,” as described below).  If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.  Upon valid exercise of this Warrant (and delivery of any required payment in immediately available funds), the Company shall cause to be delivered to the Holder, as soon as practicable, certificates evidencing the shares of Common Stock issuable upon such exercise.  In the event such exercise would result in a fractional share being delivered to the Holder, such fractional share shall be rounded up to a whole share.

.2           Cashless Exercise.  This Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by [(A)], where:

 (A) = the VWAP (as defined below) on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as may be adjusted from time to time; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average price of the Common Stock for the 10 consecutive trading days immediately  preceding  the date of the notice of redemption on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market the volume weighted average price of the Common Stock for the 10 consecutive trading days immediately  preceding  the date of the notice of redemption on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company’s board of directors, the fees and expenses of which shall be paid by the Company.

.3           Issue Tax.  The issuance of certificates for the shares of Common Stock underlying this warrant upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof.

.4           Legend.  Each certificate for Securities purchased under this Warrant shall bear a legend as follows, unless such Securities have been registered under the Act.

“THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

3	Transfer.

.1           General Restrictions.  The registered Holder of this Warrant, by his acceptance hereof, agrees that he will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws.  In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit “B” duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith.  The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

.2           Restrictions Imposed by the Securities Act.  This Warrant and the Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Securities has been filed by the Company and declared effective by the Securities and Exchange Commission.

4	New Warrants to be Issued.

.1           Partial Exercise or Transfer.  Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part.  In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

.2           Lost Certificate.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5              Redemption.

.1           Redemption Rights.  The Company may redeem the Warrants held by all holders at any time at the price of $0.01 per Warrant, upon notice referred to in Section 5.2, provided that (i) the resale of all of the then outstanding Warrant Shares are registered for resale under the Securities Act pursuant to the Registration Statement or other effective registration statement available for use by the holders of such Warrant Shares and (ii) the VWAP has been at least 200% of the then Exercise Price of a Warrant for any twenty (20) trading days during any consecutive thirty (30) trading day period ending on the third trading day preceding the date of the notice of redemption as referred to in Section 3.2 below.  If the VWAP cannot be determined pursuant to the above, the VWAP shall be deemed to be such price as the board of directors of the Company shall determine in good faith with reference to available established market criteria.

.2           Date Fixed for Redemption; Notice of Redemption.  In the event the Company shall elect to redeem all of the Warrants, the Company must mail a notice of redemption by first class mail, postage prepaid, within three (3) Business Days from the date the conditions for redemption described in Section 5.1 have been satisfied, which notice shall provide the holder with not less than thirty (30) days’ prior notice of the date on which such redemption shall occur.  The foregoing notice shall be sent to each of the Holders at their last address as they shall appear on the registration books.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered Holder received such notice.

.3           Exercise After Notice of Redemption.  The Warrants may be exercised in accordance with Section 2 of this Agreement prior to the time and date fixed for redemption.  On and after the redemption date, the Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

6	Adjustments

.1           Adjustments to Exercise Price and Number of Securities.  The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

.1           Stock Dividends - Recapitalization, Reclassification, Split-Ups.  If, after the date hereof, and subject to the provisions of Section 6.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, at the close of business on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

.2           Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

.3           Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

.4           Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.=

.5           Changes in Form of Warrant.  This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement.  The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

.2           Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7           Reservation and Listing.  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) or quoted on the OTC Bulletin Board or such other market on which the Common Stock is then listed and/or quoted.

8	Certain Notice Requirements.

.1           Holder's Right to Receive Notice.  Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or as having any rights whatsoever as a shareholder of the Company.

.2           Notice of Change in Exercise Price.  The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (“Price Notice”).  The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

.3           Transmittal of Notices.  All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, postage prepaid and properly addressed as follows:  (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company on the date of the communication, or (ii) if to the Company, to its principal executive office on the date of the communication.

9	Miscellaneous.

.1           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

.2           Entire Agreement.  This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

.3           Binding Effect.  This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

.4           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

.5           Waiver, Etc.  The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ______ day of _________, _____.

AVANTAIR INC.

By: ________________________________________
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

TO:	_______________________

.A      The undersigned hereby elects to purchase ________ Warrant Shares of  the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

.B      Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.2.

.C      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

.D      Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________________________________
Name of Authorized Signatory: ___________________________________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________________________________
Date: _______________________________________________________________________________________________________________

Exhibit A

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____________________________________________________________________________________________________ whose address is

___________________________________________________________________________________________________________________.

Dated:  ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.